Exhibit 99.1
Xeris Announces Updates to Its Board of Directors
Chief Executive Officer John Shannon named Chair of the Board
Marla Persky to transition to Lead Independent Director of the Board
Board appoints Nerissa Kreher, M.D., effective July 1, 2026

CHICAGO, IL – Xeris Biopharma Holdings, Inc. (Nasdaq: XERS), a fast growing biopharmaceutical company committed to improving patient lives by developing and commercializing innovative products across a range of therapies, today announced that its Board of Directors appointed John Shannon to Chair of the Board, in addition to his role as Chief Executive Officer, effective July 1, 2026. Mr. Shannon succeeds Marla Persky, who will remain on the Board as Lead Independent Director. The Company also announced the appointment of Nerissa Kreher, M. D., to its Board of Directors, effective July 1, 2026, expanding the Board to eight members.
"When John was appointed CEO, the Board wanted him to focus on strategy and growth. Over the past two years, John clearly demonstrated the leadership and vision necessary to advance Xeris’ strategy and achieve the company’s objectives,” stated Marla Persky. “His successes, combined with his deep understanding of the business, clearly demonstrate that John is the ideal person to now also serve as chairman.”

“I am honored to have been named chairman of Xeris,” said Mr. Shannon. “Working alongside our dedicated leadership team and talented workforce, I remain confident in the continued rapid growth of our commercial portfolio, the advancement of our late-stage pipeline, and the strength of our balance sheet. I believe strongly in the future of this company and in our ability to deliver long-term value to shareholders.”
Mr. Shannon continued, “I also want to thank Marla for her service as chairperson. She has been a valuable thought partner, advisor, and trusted resource to me, and I am very pleased that we will continue to benefit from her leadership and active involvement as Lead Independent Director.”
“We are pleased to welcome Dr. Nerissa Kreher to our Board of Directors. An accomplished physician-scientist, biotech executive and pediatric endocrinologist, Nerissa has been instrumental in the development and commercialization of therapies for rare diseases across therapeutic areas, including neuromuscular, endocrinology and metabolic disorders. I am confident that Nerissa will be a tremendous asset to the company,” said Mr. Shannon.
Dr. Kreher currently serves as the Chief Medical Officer of Alltrna where she leads clinical development, regulatory and patient advocacy; her contributions include successfully leading the company’s transition into clinical stage. Over the course of more than two decades, she has also served as CMO at Entrada Therapeutics, Tiburio Therapeutics and AVROBIO and earlier in her career served as Global Head of Clinical and Medical Affairs at Zafgen and held key roles at Shire and Enobia Pharma. Dr. Kreher also serves as an independent board director of Rezolute Bio and holds an M.D. from East Carolina University School of Medicine, an M.S. in Clinical Research from Indiana University, and an Executive MBA from Northeastern University.
About Xeris
Xeris (Nasdaq: XERS) is a growth-oriented biopharmaceutical company committed to improving patient lives by developing and commercializing innovative products across a range of therapies. Xeris has three commercially available products: Recorlev®, for the treatment of endogenous Cushing’s syndrome; Gvoke®, a ready-to-use liquid glucagon for the treatment of severe hypoglycemia; and Keveyis®, a proven therapy for primary periodic paralysis. Xeris also has a pipeline of development programs led by XP-8121, a Phase 3-ready, once-weekly subcutaneous

Exhibit 99.1
injection for hypothyroidism, as well as multiple early-stage programs leveraging Xeris’ technology platforms, XeriSol® and XeriJect®, for its partners.
Xeris Biopharma Holdings is headquartered in Chicago, IL. For more information, visit www.xerispharma.com, or follow us on X, LinkedIn, or Instagram.
Forward-Looking Statements
Any statements in this press release other than statements of historical fact are forward-looking statements. Forward-looking statements include, but are not limited to, statements about future expectations, plans and prospects for Xeris Biopharma Holdings, Inc., including the Company’s ability to continue to demonstrate rapid growth of its commercial portfolio, the advancement of its pipeline, its ability to deliver long-term value for shareholders, future board capabilities, and other statements containing the words “will,” “would,” “continue,” “expect,” “should,” “anticipate” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on numerous assumptions and assessments made in light of Xeris’ experience and perception of historical trends, current conditions, business strategies, operating environment, future developments, geopolitical factors and other factors it believes appropriate. By their nature, forward-looking statements involve known and unknown risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. The various factors that could cause Xeris’ actual results, performance or achievements, industry results and developments to differ materially from those expressed in or implied by such forward-looking statements, include, but are not limited to, its financial position and need for financing, including to fund its product development programs or commercialization efforts, whether its products will achieve and maintain market acceptance in a competitive business environment, its reliance on third-party suppliers, including single-source suppliers, its reliance on third parties to conduct clinical trials, the ability of its product candidates to compete successfully with existing and new drugs, and its collaborators’ ability to protect its intellectual property and proprietary technology, and general macroeconomic and geopolitical conditions, including the possibility of an economic downtown, changes in governmental priorities and resources, announced or implemented tariffs, and market volatility. No assurance can be given that such expectations will be realized and persons reading this communication are, therefore, cautioned not to place undue reliance on these forward-looking statements. Additional risks and information about potential impacts of financial, operational, economic, competitive, regulatory, governmental, technological, and other factors that may affect Xeris can be found in Xeris’ filings, including its most recently filed Annual Report on Form 10-K filed and subsequent filings with the U.S. Securities and Exchange Commission, the contents of which are not incorporated by reference into, nor do they form part of, this communication. Forward-looking statements in this communication are based on information available to us, as of the date of this communication and, while we believe our assumptions are reasonable, actual results may differ materially. Subject to any obligations under applicable law, we do not undertake any obligation to update any forward-looking statement whether as a result of new information, future developments or otherwise, or to conform any forward-looking statement to actual results, future events, or to changes in expectations.

Contacts
Xeris Investor Contact
Allison Wey
Senior Vice President, Investor Relations
awey@xerispharma.com